Exhibit 10.1

NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Ninth Amendment to Amended and Restated Credit Agreement (this “Ninth Amendment”) is made as of January 25, 2013, by and among GLOBAL OPERATING LLC, a Delaware limited liability company (“OLLC”), GLOBAL COMPANIES LLC, a Delaware limited liability company (“Global”), GLOBAL MONTELLO GROUP CORP., a Delaware corporation (“Montello”), GLEN HES CORP., a Delaware corporation (“Glen Hes”), CHELSEA SANDWICH LLC, a Delaware limited liability company (“Chelsea LLC”), GLP FINANCE CORP., a Delaware corporation (“Finance”), GLOBAL ENERGY MARKETING LLC, a Delaware limited liability company (“GEM”), GLOBAL ENERGY MARKETING II LLC, a Delaware limited liability company (“GEM II”), ALLIANCE ENERGY LLC, a Massachusetts limited liability company (“Alliance”, and, collectively with OLLC, Global, Montello, Glen Hes, Chelsea LLC, Finance, GEM and GEM II, the “Borrowers” and each a “Borrower”), GLOBAL PARTNERS LP, a Delaware limited partnership (the “MLP”), GLOBAL GP LLC, a Delaware limited liability company (the “GP” and, collectively with the MLP, the “Original Guarantors and each individually, an “Original Guarantor”), each “Lender” (as such term is defined in the Credit Agreement referred to below) (collectively, the “Lenders” and each individually, a “Lender”) party hereto, and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer (as each such term is defined in the Credit Agreement), amending certain provisions of that certain Amended and Restated Credit Agreement dated as of May 14, 2010 (as amended and in effect from time to time, the “Credit Agreement”) by and among the Borrowers, the Original Guarantors, the Lenders, the Administrative Agent, the L/C Issuer, the Swing Line Lender, JPMorgan Chase Bank, N.A. as Syndication Agent and Societe Generale, Standard Chartered Bank, Wells Fargo Bank, N.A. and RBS Citizens, National Association, as Co-Documentation Agents.  Terms not otherwise defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, the MLP is contemplating acquiring 100% of the Equity Interests of a Person previously identified in writing to the Administrative Agent and the Lenders (such Person being hereinafter referred to as the “Target”) for a cash purchase price of approximately $98,000,000 (the “Proposed Target Acquisition”) pursuant to, and in accordance with, the terms of a purchase agreement by and between the owner of the Equity Interests of the Target (the “Target Seller”) and the MLP, as the same may be amended (the “Proposed Target Purchase Agreement”); and

WHEREAS, upon the consummation of the Proposed Target Acquisition (such date being the “Target Acquisition Effective Date”), MLP will contribute 100% of the Equity Interests of the Target to one of the Borrowers (which shall be designated on or prior to the effective date of the Proposed Target Acquisition) and the Target will become a Guarantor under the Credit Agreement and the other Loan Documents;

WHEREAS, in connection with the Basin JV Acquisition and/or the Proposed Target Acquisition, the Borrowers have requested (a) a $115,000,000 term loan; and (b) certain modifications to the Credit Agreement relating to, among other things, the consummation of the Basin JV Acquisition and/or the Proposed Target Acquisition;

WHEREAS, the Borrowers, the Original Guarantors, the Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement as provided more fully herein below;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.  Consent To Term Loan.  The parties hereto hereby agree that (a) the Borrowers have requested a $115,000,000 term loan (the “New Term Loan”), which New Term Loan will be funded on the Ninth Amendment Effective Date (as hereinafter defined); (b) certain Lenders have or will, prior to the Ninth Amendment Effective Date, provide a commitment to fund the New Term Loan on the Ninth Amendment Effective Date and, on the Ninth Amendment Effective Date Schedule 2.01 to the Credit Agreement will be automatically modified to reflect the commitments of each applicable Lender which has committed to fund a portion of the New Term Loan on the Ninth Amendment Effective Date; and (c) to the extent the Ninth Amendment Effective Date does not occur by February 28, 2013, then, effective February 28, 2013, any commitment of any Lender to provide a portion of the New Term Loan shall automatically terminate on such date and no New Term Loan will be made.

§2.  Amendment to Section 1 of the Credit Agreement.  Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)                                 The definitions of “Acquisition Capital Expenditure”, “Aggregate Commitments”, “Applicable Percentage”, “Applicable Revolver Rate”, “Combined Current Assets”, “Combined Current Liabilities”, “Combined EBITDA”, “Combined Funded Debt”, “Combined Funded Senior Secured Debt”, “Combined Working Capital”, “Committed Borrowing”, “Committed Loan”, “Covenant Reduction Date”, “Loan”, “Maturity Date”, “Mortgages”, and “Net Cash Proceeds” are each hereby deleted in their entirety and restated as follows:

“Acquisition Capital Expenditures” means Capital Expenditures made in connection with the Warex Acquisition, the XOM Acquisition, the Alliance Acquisition, the Target Acquisition, the Basin JV Acquisition or any Permitted Acquisition.

“Aggregate Commitments” means, collectively, the Aggregate WC Commitment, the Aggregate Revolver Commitment and the Aggregate Term Loan Commitment, provided, that, for purposes of determining the Aggregate Term Loan Commitment for purposes of the Required Lenders and Supermajority Lenders definitions after the Term Loans have been funded, the Aggregate Term Loan Commitment shall mean the total Outstanding Amount of the Term Loans at such date of determination and each Lender’s Term Loan Commitment shall mean the total Outstanding Amount of such Lender’s Term Loan at such date of determination.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate WC

Commitments, the Aggregate Revolver Commitments or the Aggregate Term Loan Commitments, as the case may be, represented by such Lender’s WC Commitment, Revolver Commitment or Term Loan Commitment, as the case may be, at such time, subject, in each case, to adjustment as provided in Section 2.15.  If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate WC Commitments, the Aggregate Revolver Commitments or the Aggregate Term Loan Commitments, as the case may be, have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender for each of the WC Loans, the Revolver Loans and the Term Loan is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Revolver Rate” means, in respect of the Revolver Loans and the commitment fees thereon, (a) from the Ninth Amendment Effective Date to the date on which all principal and interest on the Term Loans have been repaid in full, the applicable percentage per annum set forth below under Pricing Level 5, and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Combined Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Combined Total Leverage Ratio	Applicable Revolver Rate for Base Rate Loans (in basis points)	Applicable Revolver Rate for Eurodollar Rate Loans and Cost of Funds Rate Loans (in basis points)	Applicable Revolver Rate for commitment fees (in basis points)
1	Less than 1.50:1.00	150	250	37.5
2	Greater than or equal to 1.50:1.00 but less than 2.50:1.00	175	275	37.5
3	Greater than or equal to 2.50:1.00 but less than 3.00:1.00	200	300	50.0
4	Greater than or equal to 3.00:1.00 but less than 3.50:1.00	225	325	50.0
5	Greater than or equal to 3.50:1.00	250	350	50.00

Any increase or decrease in the Applicable Revolver Rate resulting from a change in the Combined Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, the highest pricing level shall apply in respect of all the Revolver Loans and the commitment fees in respect thereof as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Revolver Rate for any period shall be subject to the provisions of Section 2.09(b).

“Combined Current Assets” means all assets of the Loan Parties on a combined basis that are properly classified as current assets in accordance with GAAP, valued on a FIFO basis.

“Combined Current Liabilities” means all liabilities of the Loan Parties on a combined basis, maturing on demand or within one (1) year from the date as of which Combined Current Liabilities are to be determined, and such other liabilities as may properly be classified as current liabilities in accordance with GAAP.

“Combined EBITDA” means for any period, for each applicable Loan Party and its Subsidiaries on a combined basis, an amount equal to Combined Net Income for such period plus (a) the following to the extent deducted in calculating such Combined Net Income: (i) Combined Total Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by such applicable Loan Party and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) other non-recurring expenses of the applicable Loan Parties and their Subsidiaries reducing such Combined Net Income which do not represent a cash item in such period or any future period, (v) without duplication for any adjustments made in connection with pro forma calculations made as a result of the Alliance Acquisition, solely as it relates to the Alliance Acquisition, and solely with respect to the fiscal quarter ending immediately after the fiscal quarter in which the Alliance Acquisition occurs, cash transaction expenses relating to the Alliance Acquisition approved by the Administrative Agent and in an aggregate amount not to exceed $6,000,000 and regardless of whether such expenses were actually taken in the quarter in which the Alliance Acquisition occurred or the subsequent fiscal quarter; (vi) any equity losses in respect of unconsolidated affiliates; and (vii) without duplication, cash distributions received by any Loan Party from joint ventures (including, without limitation, the Basin JV) and minus (b) the following to the extent included in calculating such Combined Net Income: (i) Federal, state, local and foreign income tax credits of the applicable Loan Parties and their Subsidiaries for such period, (ii) all nonrecurring non-cash items increasing Combined Net Income for such period and (iii) any equity earnings in respect of unconsolidated affiliates, provided, however, notwithstanding anything to the contrary contained herein, any gains or losses from any Dispositions shall be excluded from the calculation of Combined EBITDA.  For purposes of calculating Combined EBITDA for purposes of calculating the Combined Interest Coverage Ratio, the Combined Total Leverage Ratio or the Combined Senior Secured Leverage Ratio for any period in which (1) the Alliance Acquisition or a Permitted Acquisition has occurred, Combined EBITDA shall be adjusted in a manner which is satisfactory to the Administrative Agent in all respects to give effect to the consummation of the Alliance Acquisition or such Permitted Acquisition, as the case may be, on a pro forma basis as if the Alliance Acquisition or such Permitted Acquisition, as the case may be, had occurred on the first date of the test period; (2) the Basin JV Acquisition has occurred, Combined EBITDA shall be adjusted in a manner which is satisfactory to the Administrative Agent in all respects to give effect to such Basin JV Acquisition on a pro forma basis based on contracts in place as if such Basin JV Acquisition had occurred on the first date of the test period; and (3) the Target Acquisition has occurred, until four (4) full fiscal quarters have elapsed from the Target Acquisition Effective Date, the EBITDA of the Target shall be calculated for each such shorter period of one, two or three full fiscal quarters elapsed since the Target Acquisition Effective Date, with the relevant amount of EBITDA applicable to such short period annualized for the period of four (4) consecutive fiscal quarters for which the applicable covenant or test calculation is being performed by multiplying such relevant amount by a fraction whose numerator is four (4) and whose denominator is the actual number of elapsed full fiscal quarters and, unless the Target Acquisition Effective Date actually occurs on the first day of a fiscal quarter, the EBITDA of the Target for the period from the Target Acquisition Effective Date through the last day of the fiscal quarter in which such Target Acquisition occurred shall be $0 for purposes of calculating Combined EBITDA.

“Combined Funded Debt” means as of any date of determination, for the Loan Parties and their Subsidiaries on a combined basis, the sum of, without duplication, (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder other than the outstanding amount of the WC Loans and the L/C Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial but excluding any L/C Obligations), bankers’ acceptances, bank guaranties, surety bonds (but only to the extent the indemnity or other payment obligation thereunder has actually arisen and is due and payable by the Loan Parties and/or their Subsidiaries) and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Loan Parties or any

Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which any Loan Party or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Loan Party or such Subsidiary.

“Combined Funded Senior Secured Debt” means as of any date of determination, for the Loan Parties and their Subsidiaries on a combined basis, (a) Combined Funded Debt of any Loan Party secured by Liens on any assets of any Loan Party at such time, including Combined Funded Debt under this Agreement, plus (b) all Combined Funded Debt of any Subsidiary of a Loan Party (other than a Subsidiary which is also a Loan Party) at such time.  For the avoidance of doubt, nothing in this definition shall be construed to permit any Loan Party or any Subsidiary of any Loan Party to incur or permit Liens other than those permitted by Section 7.01.

“Combined Working Capital” means the excess of Combined Current Assets over Combined Current Liabilities, provided, however, for the purposes of this definition, (a) all prepaid expenses of the Loan Parties in excess of $20,000,000 shall not be considered a Combined Current Asset hereunder regardless of how such prepaid expenses would otherwise be classified in accordance with GAAP; (b) any asset of any Loan Party which will be subsequently paid or otherwise distributed to such Loan Party’s members as a Permitted Distribution shall not be considered a Combined Current Asset hereunder regardless of how such asset would otherwise be classified in accordance with GAAP; (c) any asset of any Loan Party consisting of an intercompany receivable or other right to payment owing from another Loan Party or an Affiliate (other than the Account Receivable owing from Alliance which is included in the computation of Eligible Receivable) shall not be considered a Combined Current Asset hereunder regardless of how such asset would otherwise be classified in accordance with GAAP and (d) the aggregate amount of all WC Loans outstanding hereunder and all Revolver Loans outstanding hereunder used to fund working capital shall be deemed Combined Current Liabilities, regardless of how such outstanding amounts would otherwise be classified in accordance with GAAP.

“Committed Borrowing” means a borrowing consisting of simultaneous WC Loans, Revolver Loans, or Term Loans, as the case may be, of the same Type and, in the case of Eurodollar Rate Loans and Cost of Fund Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.1.

“Committed Loan” means a WC Loan, a Revolver Loan or a Term Loan, as the context may require.

“Covenant Reduction Date” means the last day of the fiscal quarter in which any Loan Party either (a) receives proceeds of not less than $200,000,000 from any Equity Issuance of a Loan Party or (b) receives aggregate proceeds in an amount in excess of $200,000,000 from either (i) the issuance of the Senior Unsecured Notes or unsecured Subordinated Debt (other than that portion of an issuance used to refinance any Senior Unsecured Notes or unsecured Subordinated Debt, provided, for the avoidance of doubt, the amount of the Senior Unsecured Notes and/or unsecured Subordinated Debt so refinanced shall be included in calculating the aggregate proceeds received) or (ii) a combination of the issuance of the Senior Unsecured Notes or unsecured Subordinated Debt (other than that portion of an issuance used to refinance any Senior Unsecured Notes or unsecured Subordinated Debt, provided, for the avoidance of doubt, the amount of the Senior Unsecured Notes and/or unsecured Subordinated Debt so refinanced shall be included in calculating the aggregate proceeds received) and an Equity Issuance of a Loan Party.

“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a WC Loan, a Revolver Loan, a Swing Line Loan or a Term Loan.

“Maturity Date” means (a) as to the WC Loans, the Revolver Loans and the Swing Line Loans, May 14, 2015, and (b) as to any Term Loan, the date which is 364 days from the Ninth Amendment Effective Date; provided, however, that, in each case, if such date is not a Business Day, the applicable Maturity Date shall be the immediately preceding Business Day.

“Mortgages” means, collectively, the several mortgages and/or deeds of trust, dated or to be dated prior to, on or after the Closing Date, as applicable, from the applicable Borrower or Guarantor to the Administrative Agent with respect to the fee interests of the applicable Borrower or Guarantor in the Real Estate and in form and substance satisfactory to the Lenders and the Administrative Agent.

“Net Cash Proceeds” means (a) with respect to the sale of any asset by any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such sale (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with the sale thereof (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such sale and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant asset sale as a result of any gain recognized in connection therewith; and (b) with respect to the sale of any capital stock or other Equity Interest by any Loan Party or the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Sections 7.03(a), (c), (d), (e) and (f) hereof), the excess of (i) the sum of the cash and cash equivalents received in connection with such sale or issuance over (ii) the underwriting discounts and commissions, and other out-of-pocket expenses, incurred by such Loan Party or its Subsidiary in connection with such sale or issuance.

(b)                                 Section 1.01 is further amended by deleting the definition of “Applicable Loan Party” in its entirety.  In addition, to the extent the defined terms “Applicable Loan Party” or “Applicable Loan Parties” appear in any other definition or section of the Credit Agreement, such term shall be deleted and restated as “applicable Loan Party” or “applicable Loan Parties”, as the case may be.

(c)                                  Section 1.01 is further amended by inserting the following new definitions in the appropriate alphabetical order:

“Aggregate Term Loan Commitment” means the sum of the Term Loan Commitments of the Lenders to make the Term Loans to the Borrowers.

“Applicable Term Loan Rate” means, (a) in respect of that portion of the Term Loans which are Eurodollar Rate Loans or Cost of Funds Rate Loans, 350 basis points per annum and (b) in respect of that portion of the Term Loans which are Base Rate Loans, 250 basis points per annum.

“Ninth Amendment” means that certain Ninth Amendment to Amended and Restated Credit Agreement dated as of January 25, 2013 by and among the Borrowers, the Original Guarantors, the Lenders party thereto, the Swing Line Lender, the Administrative Agent and the L/C Issuers.

“Ninth Amendment Effective Date” has the meaning given such term in the Ninth Amendment.

“Target” means that certain limited liability company which has been previously disclosed to the Administrative Agent in writing by the Borrowers (which, for avoidance of doubt, may change its name on or after the Target Acquisition Effective Date with prior notice to the Administrative Agent).

“Target Acquisition” means the acquisition by MLP from the Target Seller of 100% of the Equity Interests of the Target for a cash purchase price of approximately $98,000,000, but in no event more than $105,000,000, pursuant to, and in accordance with, the terms of the Target Acquisition Agreement and the contribution by MLP on the Target Acquisition Effective Date of 100% of the Equity Interests of the Target to one of the Borrowers (which shall be designated on or prior to the Target Acquisition Effective Date).

“Target Acquisition Agreement” means that certain Membership Interest Purchase Agreement by and between the Target Seller and MLP, as the same may be amended.

“Target Acquisition Effective Date” means the date on which the Target Acquisition has been consummated in accordance with the terms of the Target Acquisition Agreement.

“Target Seller” means that certain limited liability company which has been previously disclosed to the Administrative Agent in writing by the Borrowers and which, prior to the Target Acquisition Effective Date, owns 100% of the Equity Interests of the Target.

“Term Loan Commitment” means, as to each Lender, its obligation to make its Term Loan to the Borrowers on the Ninth Amendment Effective Date pursuant to Section 2.01(c), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term Loan Facility” means, at any time, (a) on or prior to the Ninth Amendment Effective Date, the aggregate amount of the Term Loan Commitment at such time; and (b) thereafter, the aggregate principal amount of the Term Loans of all Lenders with a Term Loan Commitment outstanding at such time.

“Term Loans” means an advance made by a Lender under the Term Loan Facility.  The Term Loans are Committed Loans.

§3.  Amendment to Article II of the Credit Agreement.  Article II of the Credit Agreement is hereby amended as follows:

(a)                                 Section 2.01(b) of the Credit Agreement is hereby amended by deleting the last sentence of Section 2.01(b) in its entirety and restating it as follows:  “The proceeds of the Revolver Loans shall be used to fund Permitted Acquisitions, to fund the Investments by the applicable Borrowers in the Basin JV, to finance Capital Expenditures and for general corporate purposes (which, for the avoidance of doubt, can include working capital needs), provided, however, the aggregate amount of Revolver Loans used to finance general corporate purposes shall not exceed $75,000,000 outstanding at any time and, provided, further, that the aggregate amount of Revolver Loans used to fund the initial Investment by the applicable Borrowers in the Basin JV or to fund all or any portion of the Target Acquisition shall not exceed the aggregate amount of any repayments made on the Revolver Loan from and after the Ninth Amendment Effective Date with the proceeds of the Term Loan not otherwise used to fund the Basin JV Acquisition or the Target Acquisition, as the case may be.”

(b)                                 Section 2.01 of the Credit Agreement is further amended by inserting immediately after the text of Section 2.01(b) the following new paragraph:

(c)                                  Subject to the terms and conditions set forth herein, each Lender with a Term Loan Commitment severally agrees to make a single loan to the

Borrowers on the Ninth Amendment Effective Date in an amount not to exceed such Lender’s Applicable Percentage of the Aggregate Term Loan Commitments.  The Borrowing of such Term Loan shall consist of Term Loans made simultaneously by the Lenders with a Term Loan Commitment in accordance with their respective Applicable Percentage of the Aggregate Term Loan Commitments.  Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed.  Term Loans may be Base Rate Loans, Cost of Fund Rate Loans or Eurodollar Rate Loans, as further provided herein.  The parties hereto hereby agree that the proceeds of the Term Loans are being used to fund the first to occur of the Basin JV Acquisition or the Target Acquisition, as the case may be and, to the extent neither the Basin JV Effective Date nor the Target Acquisition Effective Date has occurred by February 28, 2013, then the Term Commitments of each Lender shall, on such date, immediately and without any further action be reduced to $0.

(c)                                  Section 2.02(a) of the Credit Agreement is hereby amended by deleting the words “(ii) if the Borrowers are requesting a Borrowing, whether such Borrowing is of a WC Loan or a Revolver Loan” which appear in the sixth sentence of Section 2.02(a) and substituting in place thereof the words “(ii) if the Borrowers are requesting a Borrowing, whether such Borrowing is of a WC Loan, a Term Loan or a Revolver Loan”.

(d)                                 Section 2.04(a) of the Credit Agreement is hereby amended by deleting the second sentence of Section 2.04(a) in its entirety and restating it as follows:  “Each such notice shall specify the date and amount of such prepayment, whether such prepayment is a prepayment of the Term Loans, the WC Loans, the Revolver Loans or some combination thereof and the Type(s) of Committed Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Committed Loans.”

(e)                                  Section 2.05 of the Credit Agreement is hereby amended by inserting immediately after the text of Section 2.05(b) the following new paragraph (c):

(c)                                  The Borrowers may, at any time prior to the funding of the Term Loans pursuant to Section 2.01(c) hereof, upon notice to the Administrative Agent, terminate the Aggregate Term Loan Commitments, or from time to time permanently reduce the Aggregate Term Loan Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrowers shall not terminate or reduce the Aggregate Term Loan Commitments if the Term Loans have been funded or if the Borrowers have requested that the Term Loans be funded pursuant to Section 2.02(a).  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Term Loan Commitments.  Any reduction of the Aggregate Term Loan Commitments shall be applied to the Term Loan Commitment of each Lender according to its Applicable Percentage.

(f)                                   Section 2.06 of the Credit Agreement is hereby amended by inserting immediately after the text of Section 2.06(b) the following new paragraph (c):

(c)                                  Upon (i) the sale or issuance by any Loan Party or any of its Subsidiaries of any of its Equity Interests (other than sales or issuances of Equity Interests to another Loan Party) (an “Equity Issuance”) or (ii) the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness (other than (x) Indebtedness expressly permitted to be incurred or issued pursuant to Sections 7.03(a), (c), (d), (e) and (f) hereof and (y) Indebtedness incurred pursuant to Section 7.03(b) hereof consisting of the Senior Unsecured Notes to the extent (and only to the extent) the proceeds thereof are being used to finance the Basin JV Acquisition and/or the Target Acquisition), the Borrowers shall prepay an aggregate principal amount of the Term Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the applicable Loan Party or such Subsidiary.

(g)                                  Section 2.07(b) of the Credit Agreement is hereby amended by inserting at the end of Section 2.07(b) the following sentence:  “Subject to the provisions of subsection (c) below, (i) each Term Loan which is a Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Term Loan Rate; (ii) each Term Loan which is a Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Term Loan Rate; and (iii) each Term Loan which is a Cost of Funds Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Cost of Funds Rate for such Interest Period plus the Applicable Term Loan Rate.”

(h)                                 Section 2.13(a) of the Credit Agreement is hereby amended by deleting the last sentence of Section 2.13(a) in its entirety and restating it as follows:  “At the time of sending such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than five Business Days from the date of delivery of such notice to the Lenders).”

§4.  Amendment to Article IV of the Credit Agreement.  Section 4.02 of Article IV of the Credit Agreement is hereby amended by inserting immediately at the end of the text of Section 4.02 the following new sentence:  “In addition, the obligation of each Lender with a Term Loan Commitment to honor any request for the Borrowing of the Term Loan shall be subject to the occurrence of the Ninth Amendment Effective Date and the satisfaction of the conditions relating to the Basin JV Acquisition or the Target Acquisition, as the case may be, that the proceeds of the Term Loan are being used to finance.”

§5.  Amendment to Article VI of the Credit Agreement.  Article VI of the Credit Agreement is hereby amended as follows:

(a)                                 Section 6.11 of the Credit Agreement is hereby amended by deleting Section 6.11 in its entirety and restating it as follows:

6.11                        Use of Proceeds.  Use the proceeds of (a) WC Loans solely for working capital purposes (including posting margin and the financing of Capital Expenditures other than Acquisition Capital Expenditures) and not in contravention of any Law or of any Loan Document;  (b) the Term Loans solely to fund the purchase price of the Basin JV Acquisition and/or the Target Acquisition; and (c) the Revolver Loans to fund Permitted Acquisitions, to fund the Investments by the applicable Borrowers in the Basin JV, to fund the Target Acquisition, to finance Capital Expenditures and for general corporate purposes (which, for the avoidance of doubt, can include working capital needs and the payment of Permitted Distributions and posting margin) and not in contravention of any Law or of any Loan Document, provided, however, that the aggregate amount of Revolver Loans used to fund the initial Investment by the applicable Borrowers in the Basin JV or to fund all or any portion of the Target Acquisition shall not exceed the aggregate amount of any repayments made on the Revolver Loan from and after the Ninth Amendment Effective Date with the proceeds of the Term Loan not otherwise used to fund the Basin JV Acquisition or the Target Acquisition, as the case may be.  The Borrowers will request Letters of Credit solely to support Petroleum Product purchases and to secure bonding and performance obligations.

(b)                                 Section 6.13(a) of the Credit Agreement is hereby amended by inserting at the end of the text of Section 6.13(a) the following new sentence:  “In addition, notwithstanding anything to the contrary contained in this Section 6.13 or in any of the Loan Documents, the Borrowers shall be required, upon the Target Acquisition Effective Date, to immediately join the Target and any Subsidiary thereof as a Guarantor hereunder, and shall cause the Target and each of its Subsidiaries to execute and deliver to the Administrative Agent such joinder agreements and Loan Documents (including, without limitation, Security Agreements and Mortgages) as the Administrative Agent shall require or deem appropriate (including, without limitation, any document necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Target’s and each such Subsidiary’s assets) and cause the Target and each such Subsidiary to deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in this sentence), all in form, content and scope reasonably satisfactory to the Administrative Agent, and Schedule 5.13 hereof shall be updated to give effect to any changes resulting from such Target Acquisition.”

§6.  Amendment to Article VII of the Credit Agreement.  Article VII of the Credit Agreement is hereby amended as follows:

(a)                                 Section 7.02(j) of the Credit Agreement is hereby amended by inserting immediately after the words “the Alliance Acquisition” the words “the Target Acquisition”.

(b)                                 Section 7.06(b) of the Credit Agreement is hereby amended by deleting Section 7.06(b) in its entirety and restating Section 7.06(b) as follows:

(b)                                 (i) Mergers and consolidations permitted by Section 7.04; (ii) the Basin JV Acquisition, provided, in the case of the Basin JV Acquisition, only so long as (1) no Default or Event of Default has occurred and is continuing or would exist as a result thereof; (2) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof, of the Loan Parties and of the seller of the membership interests of the Basin JV being purchased by the Loan Parties has approved such acquisition; (3) the purchase price for the membership interests being purchased in the Basin JV Acquisition by the Loan Parties does not exceed, in the aggregate, $88,000,000; (4) the Borrowers have provided the Administrative Agent with prior written notice of the date that the Basin JV Acquisition is expected to be consummated; (5) the Basin JV Acquisition would not subject the Administrative Agent or any Lender to any additional regulatory or third party approvals in connection with the exercise of any of its rights or remedies under this Agreement or any other Loan Document; and (6) to the extent the Basin JV Acquisition is consummated prior to the Target Acquisition (in which case such Basin JV Acquisition will be funded with the proceeds of the Term Loan), all actions have been taken with respect to flood determinations as is required to comply with applicable law; and (iii) the Target Acquisition, provided, in the case of the Target Acquisition, only so long as (1) no Default or Event of Default has occurred and is continuing or would exist as a result thereof; (2) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof of the Loan Parties and of the Target Seller has approved such acquisition; (3) the Target Acquisition is consummated on substantially the terms set forth in the Target Purchase Agreement; (4) the Borrowers have provided the Administrative Agent with prior written notice of the date that the Target Acquisition is expected to be consummated; (5) the Loan Parties have complied with all provisions of the Agreement relating to the granting of security interests in the property to be acquired; (6) the Target Acquisition would not subject the Administrative Agent or any Lender to any additional regulatory or third party approvals in connection with the exercise of any of its rights or remedies under this Agreement or any other Loan Document; (7) the Administrative Agent is reasonably satisfied with the results of an environmental analysis of the Real Estate to be acquired in the Target Acquisition; and (8) to the extent the Target Acquisition is consummated prior to the Basin JV Acquisition (in which case such Target Acquisition will be funded with the proceeds of the Term Loan), all actions have been taken with respect to flood determinations as is required to comply with applicable law;

(c)                                  Section 7.06(c) of the Credit Agreement is hereby amended by deleting the words “other than the Warex Acquisition, the XOM Acquisition, the Alliance Acquisition and the Basin JV Acquisition,” which appear in the first sentence of Section 7.06(c) and substituting in place thereof the words “other than the Warex Acquisition, the XOM Acquisition, the Alliance Acquisition, the Target Acquisition and the Basin JV Acquisition”.

(f)                                   Section 7.18 of the Credit Agreement is hereby amended by deleting Section 7.18 in its entirety and restating it as follows:

7.18                        Financial Covenants.

(i)                                     Combined Working Capital.  Permit the Combined Working Capital to be less than $35,000,000 at any time.

(ii)                                  Combined Interest Coverage Ratio.  Permit the Combined Interest Coverage Ratio as of the end of any fiscal quarter to be less than 2.00:1.00.

(iii)                               Combined Senior Secured Leverage Ratio.  Permit the Combined Senior Secured Leverage Ratio (1) as of the end of any fiscal quarter ending prior to a Covenant Reduction Date to be greater than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Combined Senior Secured Leverage Ratio
March 31, 2013 and June 30, 2013	3.50:1.00
September 30, 2013	3.25:1.00
December 31, 2013	3.00:1.00
March 31, 2014 and each fiscal quarter ending thereafter	2.75:1.00

and (2) as of the end of any fiscal quarter ending from the occurrence of the Covenant Reduction Date and each fiscal quarter ending thereafter to be greater than 2.75:1.00.

(iv)                              Combined Total Leverage Ratio.  Permit the Combined Total Leverage Ratio as at the end of (a) each of the fiscal quarters ending March 31, 2013 and June 30, 2013 to be greater than 4.25:1.00 and (b) the fiscal quarter ending September 30, 2013 and each fiscal quarter ending thereafter to be greater than 4.00:1.00.

§7.  Amendment to Article X of the Credit Agreement.  Article X of the Credit Agreement is hereby amended as follows:

(a)                                 Section 10.01(b) of the Credit Agreement is hereby amended by deleting Section 10.01(b) in its entirety and restating it as follows:

(b)                                 extend or increase the WC Commitment, the Revolver Commitment or the Term Loan Commitment, as the case may be, of any Lender (or reinstate any WC Commitment, Revolver Commitment or Term Loan Commitment, as the case may be, terminated pursuant to Section 8.02) without the written consent of such Lender;

(b)                                 Section 10.06(b)(i)(A) of the Credit Agreement is hereby amended by deleting 10.06(b)(i)(A) in its entirety and restating it as follows:

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolver Commitment, Term Loan Commitment or WC Commitment, as the case may be, and the Revolver Loans, Term Loans or WC Loans, as the case may be, at the time owing to it under such Revolver Commitment, Term Loan Facility or WC Commitment, as the case may be, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(c)                                  Section 10.06(b)(ii) of the Credit Agreement is hereby amended by deleting 10.06(b)(ii) in its entirety and restating it as follows:

(ii)                                  Non-Pro Rata Assignments.  Notwithstanding anything to the contrary contained herein, any Lender shall be permitted to make a non-pro rata assignment of any portion of the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned hereunder (i.e. there shall be permitted non-pro rata assignments of the WC Commitment, the Term Loan Commitment and the Revolver Commitment and the WC Loans, the Revolver Loans and the Term Loans);

§8.  Conditions to Amendment Closing; Conditions to Ninth Amendment Effective Date.This Ninth Amendment will close on, and be binding on the parties, as of the date hereof, including the agreements contemplated by Section 1 hereof, but no modification or amendments contemplated by Sections 2 through 7 hereof will be effective until the Ninth Amendment Effective Date (as hereinafter defined), upon receipt by the Administrative Agent of (a) the fully-executed original counterparts of this Ninth Amendment executed by the Loan Parties, the Administrative Agent, the L/C Issuers and the required Lenders and (b) receipt by the Administrative Agent for the account of each Lender approving this Ninth Amendment and sending to the Administrative Agent its fully executed and delivered signature page hereto for receipt by the Administrative Agent by not later than 5:00 p.m. (Eastern time) on January 17, 2013, a fee in an amount of 12.5 basis points on the amount of such Lender’s WC Commitment and Revolver Commitment.  The actual funding of the Term Loan by any Lender committing thereto and the modifications and amendments contemplated by Sections 2 through 7 hereof will be effective upon the satisfaction of the following conditions (such date being hereinafter referred to as the “Ninth Amendment Effective Date”) and the Administrative Agent will promptly notify each Lender of the occurrence of the Ninth Amendment Effective Date:

(a)                                 either the Basin JV Acquisition or the Proposed Target Acquisition (or both if such acquisitions close on the same day) has been consummated by not later than February 28, 2013 and, at the time of such consummation, (x) to the extent it is the consummation of the Basin JV Acquisition, (1) no Default or Event of Default has occurred and is continuing or would exist as a result thereof; (2) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof, of the Loan Parties and of the seller of the membership interests of the Basin JV being purchased by the Loan Parties has approved such acquisition; (3) the purchase price for the membership interests being purchased in the Basin JV Acquisition by the Loan Parties does not exceed, in the aggregate, $88,000,000; (4) the Borrowers have provided the Administrative Agent with prior written notice of the date that the Basin JV Acquisition is expected to be consummated and have submitted a notice of Borrowing requesting that the New Term Loan be made on the Basin JV Effective Date; (5) the Basin JV Acquisition would not subject the Administrative Agent or any Lender to any additional regulatory or third party approvals in connection with the exercise of any of its rights or remedies under the Credit Agreement or any other Loan Document; and (6) to the extent the Basin JV Acquisition is consummated prior to the Proposed Target Acquisition (in which case such Basin JV Acquisition will be funded with the proceeds of the New Term Loan), all actions have been taken with respect to flood determinations as is required to comply with applicable law; and (y) to the extent it is the consummation of the Proposed Target Acquisition, (1) no Default or Event of Default has occurred and is continuing or would exist as a result thereof; (2) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof of the Loan Parties and of the Target Seller has approved such acquisition; (3) the Proposed Target Acquisition is consummated on substantially the terms set forth in the Proposed Target Purchase Agreement; (4) the Borrowers have provided the Administrative Agent with prior written notice of the date that the Proposed Target Acquisition is expected to be consummated and have submitted a notice of Borrowing requesting that the New Term Loan be made on the Target Acquisition Effective Date; (5) the Loan Parties have complied with all provisions of the Credit Agreement relating to the granting of security interests in the property to be acquired; (6) the Proposed Target Acquisition would not subject the Administrative Agent or any Lender to any additional regulatory or third party approvals in connection with the exercise of any of its rights or remedies under the Credit Agreement or any other Loan Document; (7) the Administrative Agent is reasonably satisfied with the results of an environmental analysis of the Real Estate to be acquired in the Proposed Target Acquisition; (8) to the extent the Proposed Target Acquisition is consummated prior to the Basin JV Acquisition (in which case such Proposed Target Acquisition will be funded with the proceeds of the New Term Loan), all actions have been taken with respect to flood determinations as is required to comply with applicable law; and (9) the Borrowers have complied with the provisions of Section 6.13(a) of the Credit Agreement with respect to the Proposed Target Acquisition; and

(b)                                 payment to the Administrative Agent for the accounts of the Administrative Agent and each Lender with a Term Loan Commitment of the fees contemplated by the fee letter dated as of the date hereof.

To the extent neither the Basin JV Acquisition nor the Proposed Target Acquisition has been consummated on or prior to February 28, 2013, then the Ninth Amendment Effective Date will not occur, no changes contemplated by Sections 2 through 7 hereof will be effected and no Lender which has committed to make a portion of the New Term Loan will be obligated to make any such New Term Loan.

§9.                               Representations and Warranties.  Each of the Loan Parties hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Article V of the Credit Agreement, provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby.  In addition, each of the Loan Parties hereby represents and warrants that the execution and delivery by such Loan Party of this Ninth Amendment and the performance by each such Loan Party of all of its agreements and obligations under the Credit Agreement as amended hereby and the other Loan Documents to which it is a party are within the corporate, partnership and/or limited liability company authority of each of the Loan Parties and have been duly authorized by all necessary corporate, partnership and/or membership action on the part of each of the Loan Parties.

§10.                        Ratification, Etc.  Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Credit Agreement and this Ninth Amendment shall be read and construed as a single agreement.  All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.  This Ninth Amendment shall constitute a Loan Document.

§11.                        No Waiver.  Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Loan Parties or any rights of the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Syndication Agent, the Co-Documentation Agents or the Lenders consequent thereon.

§12.                        Counterparts.  This Ninth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

§13.                        Governing Law.  THIS NINTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS).

IN WITNESS WHEREOF, the parties hereto have executed this Ninth Amendment as a document under seal as of the date first above written.

GLOBAL OPERATING LLC
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Thomas J. Hollister
Title: Chief Operating Officer and Chief Financial Officer

GLOBAL COMPANIES LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Thomas J. Hollister
Title: Chief Operating Officer and Chief Financial Officer

GLOBAL MONTELLO GROUP CORP.

By:	/s/ Thomas J. Hollister
Title: Chief Operating Officer and Chief Financial Officer

CHELSEA SANDWICH LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Thomas J. Hollister
Title: Chief Operating Officer and Chief Financial Officer

GLEN HES CORP.

By:	/s/ Thomas J. Hollister
Title: Chief Operating Officer and Chief Financial Officer

GLP FINANCE CORP.

By:	/s/ Thomas J. Hollister
Title: Chief Operating Officer and Chief Financial Officer

GLOBAL ENERGY MARKETING LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Thomas J. Hollister
Title: Chief Operating Officer and Chief Financial Officer

GLOBAL ENERGY MARKETING II LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

ALLIANCE ENERGY LLC
By: Global Operating LLC, its sole member
By: Global Partners LP, its sole member
By: Global GP LLC, its general partner

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

GLOBAL PARTNERS LP
By: Global GP LLC, its general partner

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

GLOBAL GP LLC

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ DeWayne D. Rosse

Name:	DeWayne D. Rosse

Title:	Agency Management Officer

BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and L/C Issuer

By:	/s/ Jason Zilewicz

Name:	Jason Zilewicz

Title:	Assistant Vice President

JPMORGAN CHASE BANK, N.A., as a Lender and L/C Issuer

By:	/s/ Dan Bueno

Name:	Dan Bueno

Title:	Vice President

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Daniel M. Grondin

Name:	Daniel M. Grondin

Title:	Senior Vice President

SOCIETE GENERALE, as a Lender

By:	/s/ Chad Clark

Name:	Chad Clark

Title:	Managing Director

By:	/s/ Matt Worstell

Name:	Matt Worstell

Title:	Vice President

STANDARD CHARTERED BANK, as a Lender

By:	/s/ Johanna Minaya

Name:	Johanna Minaya

Title:	Associate Director

By:	/s/ Robert Reddington

Name:	Robert Reddington

Title:	Credit Documentation Manager

RBS CITIZENS, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Donald A. Wright

Name:	Donald A. Wright

Title:	Senior Vice President

BNP PARIBAS, as a Lender

By:	/s/ A-C Mathiot

Name:	A-C Mathiot

Title:	Managing Director

By:	/s/ Janet Keohne

Name:	Janet Keohne

Title:	Director

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND” NEW YORK BRANCH, as a Lender

By:	/s/ Rodney P. Hutchinson

Name:	Rodney P. Hutchinson

Title:	Executive Director

By:	/s/ Tim Hogebrug

Name:	Tim Hogebrug

Title:	Executive Director

SOVEREIGN BANK, N.A. as a Lender

By:	/s/ William Maag

Name:	William Maag

Title:	Senior Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Zali Win

Name:	Zali Win

Title:	Managing Director

By:	/s/ Michel Kermarrec

Name:	Michel Kermarrec

Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Keven D. Smith

Name:	Keven D. Smith

Title:	Senior Vice President

TORONTO DOMINION (NEW YORK) LLC, as a Lender

By:	/s/ Vicki Ferguson

Name:	Vicki Ferguson

Title:	Authorized Signatory

RB INTERNATIONAL FINANCE (USA) LLC, as a Lender

By:	/s/ Astrid Wilke

Name:	Astrid Wilke

Title:	Group Vice President

By:	/s/ Joyce Marie Gapay

Name:	Joyce Marie Gapay

Title:	Vice President

RAYMOND JAMES BANK, FSB, as a Lender

By:	/s/ Scott G. Axelrod

Name:	Scott G. Axelrod

Title:	Vice President

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sreedhar R. Kona

Name:	Sreedhar R. Kona

Title:	Assistant Vice President

WEBSTER BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Carol Carver

Name:	Carol Carver

Title:	Vice President

NATIXIS, NEW YORK BRANCH, as a Lender

By:	/s/ David Pershad

Name:	David Pershad

Title:	Managing Director

By:	/s/ Carla Gray

Name:	Carla Gray

Title:	Director

BMO HARRIS FINANCING, INC., as a Lender

By:	/s/ Kevin Utsey

Name:	Kevin Utsey

Title:	Director

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Shuji Yabe

Name:	Shuji Yabe

Title:	Managing Director

DEUTSCHE BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Chris Chapman

Name:	Chris Chapman

Title:	Director

By:	/s/ Juan-Jose Mejia

Name:	Juan-Jose Mejia

Title:	Director

TD BANK, N.A., as a Lender

By:	/s/ Marla Willner

Name:	Marla Willner

Title:	Executive Vice President

PEOPLE’S UNITED BANK, as a Lender

By:	/s/ Matthew Leighton

Name:	Matthew Leighton

Title:	Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Jared Shaner

Name:	Jared Shaner

Title:	Authorized Signer

BLUE HILLS BANK, as a Lender

By:	/s/ Kelley Keefe

Name:	Kelley Keefe

Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Chan K. Park

Name:	Chan K. Park

Title:	Managing Director

FIRST NIAGARA BANK, N.A. as a Lender

By:	/s/ Robert Dellatorre

Name:	Robert Dellatorre

Title:	Vice President

RATIFICATION OF GUARANTY

Each of the undersigned guarantors (each a “Guarantor”) hereby acknowledges and consents to the foregoing Ninth Amendment as of January 25, 2013, and agrees that each of (a) the Amended and Restated Guaranty dated as of May 14, 2010 (as amended and in effect from time to time, the “Original Guaranty”) from each of Global Partners LP and Global GP LLC and (b) the Guaranty dated as of March 1, 2012 (as amended and in effect from time to time, the “Alliance Guaranty”) from Bursaw Oil LLC remains in full force and effect, and each of the Guarantors confirms and ratifies all of its obligations thereunder and under each of the other Loan Documents to which such Guarantor is a party. Notwithstanding anything to the contrary contained herein, the parties thereto hereby acknowledge, agree and confirm that as of the date hereof, each of the Original Guaranty and the Alliance Guaranty remains in full force and effect.

GLOBAL PARTNERS LP
By: Global GP LLC, its general partner

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

GLOBAL GP LLC

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

BURSAW OIL LLC

By:	/s/ Edward J. Faneuil
Title: Executive Vice President